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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-39795, 333-72895 and 333-77893) pertaining to the 1997
Equity Incentive Plan, the Employee Stock Purchase Plan, the GeneMedicine 1993 Stock Option Plan, and Non-Plan Option Grants of Valentis, Inc., of our report dated August 9, 1999, with respect to the financial statements of Valentis, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1999.

                                          /s/ Ernst & Young LLP

Palo Alto, California

September 24, 1999

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